UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2012 (April 27, 2012)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On April 27, 2012, Barnes & Noble, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) among the Company, Morrison Investment Holdings, Inc., a Nevada corporation (the “Investor”), and Microsoft Corporation, a Washington corporation (“Microsoft”), pursuant to which (i) the Company will form a Delaware limited liability company (“NewCo”), and transfer to NewCo the Company’s digital device, digital content and college bookstore businesses and (ii) NewCo will sell to the Investor, and the Investor will purchase, 300,000 convertible preferred membership interests in NewCo (“Series A Preferred”) for an aggregate purchase price of $300,000,000.

Concurrently with its entry into the Investment Agreement, the Company has also entered into (i) a commercial agreement with Microsoft (the “Commercial Agreement”), pursuant to which, among other things, NewCo will develop and distribute a Windows 8 application for e-reading and digital content purchases, and (ii) an intellectual property license and settlement agreement with Microsoft and Microsoft Licensing GP, a Nevada general partnership (the “Settlement and License Agreement”).

Investment Agreement

Pursuant to the Investment Agreement, Microsoft would invest $300,000,000 in NewCo in exchange for 300,000 Series A Preferred interests, representing approximately 17.6% of the common membership interests in NewCo on an as-converted basis.  Following Microsoft’s investment, the Company would retain the common membership interests in NewCo, representing approximately 82.4% of the common membership interests in NewCo (after giving effect to the conversion of the Series A Preferred interests into common membership interests).

NewCo Formation Transactions

Under the terms of the Investment Agreement, the Company and its subsidiaries will transfer assets, liabilities and employees primarily related to the digital device, digital content and eCommerce businesses (collectively, the “Digital Business”) and the college bookstore businesses (collectively, the “College Business”) to NewCo.  The Company and its subsidiaries will also enter into certain commercial arrangements and transition services agreements with NewCo in connection with such transfers.

LLC Agreement

The terms, rights, obligations and preferences of the Series A Preferred interests are set forth in a limited liability company agreement of NewCo (the “LLC Agreement”) attached as an exhibit to the Investment Agreement, to be entered into at the closing of the transactions contemplated in the Investment Agreement (the “Closing”).

Each Series A Preferred interest would initially be convertible into one common membership interest in NewCo at any time.  The conversion ratio is subject to customary anti-dilution adjustments.  Subject to certain exceptions, the conversion ratio is also subject to adjustment based upon the issuance of NewCo equity (including in an initial public offering of NewCo) and in the event of a public spin-off, split-off or comparable transaction with respect to NewCo or the sale of substantially all of the Company’s operations other than its interest in NewCo.

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Upon any liquidation of NewCo or the Company, holders of the Series A Preferred interests would be entitled to receive a liquidation preference of $1,000 per interest plus any unpaid distribution to which such interest is entitled (the “Liquidation Preference”).

The Investor would have the option to require NewCo to redeem, subject to a grace period, the Series A Preferred interests for cash in the event of a termination of the Commercial Agreement described below for a NewCo material default or the termination of the Settlement and License Agreement described below for certain payment defaults.  Upon a change of control of NewCo or, while the Company owns a majority of NewCo, a change of control of the Company (subject to certain exceptions), holders of Series A Preferred interests would have the option to require NewCo to purchase their Series A Preferred interests for cash.  The price payable upon these events would be equal to the greater of (i) 101% of the Liquidation Preference per interest and (ii) the amount that would have been received if the Series A Preferred interests had been converted into common equity interests of NewCo immediately prior to such event.

In addition, the Investor would have the right to put their Series A Preferred interests to NewCo at fair market value (determined based on an appraisal mechanism set forth in the Investment Agreement) if there has not been an initial public offering or certain other transactions by the fifth anniversary of the launch of the NewCo windows application as contemplated by the Commercial Agreement described below.

Holders of Series A Preferred interests will be entitled to customary pre-emptive rights and will have customary tag-along rights with respect to sales of NewCo interests.  Holders of Series A Preferred interests will also be subject to a customary drag-along, subject to certain exceptions.

The Investor would not be permitted to transfer any Series A Preferred interests, or any other security of NewCo acquired as a result of the ownership of the Series A Preferred interests or common membership interests issued upon conversion of shares of Series A Preferred interests, subject to certain exceptions.

Series A Preferred interests will vote with the NewCo membership interests on an as-converted basis as a single class.  NewCo will have a board of managers elected by the holders of its membership interests.

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The Investor will also have consent rights relating to NewCo so long as Microsoft and its subsidiaries collectively hold at least 50% of the Investor’s initial stake in NewCo.  Those rights include the right to consent to the following matters: (i) issuing NewCo equity senior to or pari passu with the Series A Preferred interests, other than up to an aggregate $250 million of parity equity; (ii) material related party transactions, subject to certain exceptions; (iii) bankruptcy filings; (iv) paying dividends and purchases of junior securities; (v) a sale of the Digital Business or College Business; and (vi) incurring debt, subject to certain exceptions.

The Investor will also receive certain customary demand and piggyback registration rights, which become effective following an initial public offering or certain other public market transactions with respect to NewCo.

Conditions to Closing

The parties’ obligations to consummate the transactions under the Investment Agreement are subject to certain customary closing conditions, including the consummation of the NewCo formation transactions described above.

Termination Provisions

The Investment Agreement contains certain customary termination rights, including, among other things, that at any time prior to the Closing, the Investment Agreement may be terminated as follows: (i) upon written agreement of all parties; and (ii) by either the Company or the Investor (x) if the closing has not occurred before February 3, 2012, as long as the party seeking termination is not then in material breach of any of its representations, warranties, covenants or agreements in the Investment Agreement, which date is subject to extension at Microsoft’s option under certain circumstances, or (y) if a governmental authority permanently enjoins or prohibits the transactions.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Commercial Agreement

Under the Commercial Agreement, NewCo will develop certain applications for Windows 8 for purchasing and consumption of digital reading content.  The Commercial Agreement also requires NewCo to use its good faith efforts to undertake an international expansion of the Digital Business.

As part of the Commercial Agreement, NewCo and Microsoft would share in the revenues, net of certain items, from digital content purchased from NewCo by customers using the NewCo Windows 8 applications or through certain Microsoft products and services that may be developed in the future and are designed to interact with the NewCo online bookstore.  Microsoft will make certain nonrefundable advance payments to NewCo in connection with such revenue sharing.  For each of the first three years after the launch of such application for Windows 8, these advance payments would be equal to $60 million per year. These advance payments would be subject to deferral under certain circumstances.  Microsoft would also pay to NewCo $25 million each year for the first five years of the term for purposes of assisting NewCo in acquiring local digital reading content and technology development in the performance of NewCo’s obligations under the Commercial Agreement.

The Commercial Agreement will only become effective upon the closing of the investment under the Investment Agreement.  The Commercial Agreement contains certain termination rights, including termination (i) by Microsoft for (x) bankruptcy or any other insolvency of NewCo or (y) a NewCo material default or (ii) by NewCo for a Microsoft material default.  The Commercial Agreement provides for certain transition period obligations following the termination or expiration of the Commercial Agreement or upon a bankruptcy or liquidation of NewCo or the Company.

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The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by the Commercial Agreement, which is filed as Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Settlement and License Agreement

The Patent Agreement provides for Microsoft and its subsidiaries to license to the Company and its affiliates certain intellectual property in exchange for royalty payments based on sales of certain devices.  Additionally, the Company and Microsoft will dismiss certain outstanding patent litigation and U.S. International Trade Commission investigations (the “Dismissal”) and resolve all outstanding patent litigation between the Company, Microsoft and their respective affiliates in accordance with the Settlement and License Agreement.  The Patent Agreement became effective immediately but is subject to termination under certain circumstances, including in certain situations in which no closing occurs under the Investment Agreement.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by the Settlement and License Agreement, which is filed as Exhibit 10.3 and incorporated into this Item 1.01 by reference.

Credit Agreement Amendment

On April 27, 2012, the Company entered into an amendment (the “Amendment”) to its existing credit agreement with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and other lenders in order to permit the transactions contemplated by the Investment Agreement and to make certain other changes to the Company’s credit agreement in connection therewith.  The Amendment also permits the Company increased flexibility to invest in immaterial subsidiaries (including foreign subsidiaries).

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by the amendment, which is attached hereto as Exhibit 10.4 and incorporated into this Item 1.01 by reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information that are based on the beliefs of the management of the Company, as applicable, as well as assumptions made by and information currently available to such management.  When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will”  and similar expressions, as they relate to the Company or NewCo or the management of the Company, identify forward-looking statements.

Such statements reflect the current views of the relevant entities with respect to future events, the outcome of which is subject to certain risks, including, among others, the risk that the transactions contemplated by this press release are not able to be implemented on the terms described or at all, the risk that the transactions do not achieve the expected benefits for the parties including the risk that NewCo’s applications are not commercially successful or that Microsoft does not achieve the expected distribution of those applications, the risk that the separation of the digital and college businesses or its delay results in adverse impacts on Company or NewCo (including as a result of termination of agreements and other adverse impacts), the potential impact on Company’s retail business of the separation, the risk that the international expansion contemplated by the relationship is not successful and the risk that NewCo is not able to perform its obligations under the commercial agreement, including with respect to the development of applications and international expansion, the risks referred to in the press release filed as Exhibit 99.1 hereto and the consequences thereof and general risks related to the businesses that will become part of NewCo, including those risks discussed in detail in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K and Form 10-K/A, and in the Company’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned.  Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  The parties undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

Item 8.01.          Other Events.

On April 30, 2012, the Company and Microsoft issued a joint press release with respect to the matters described in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.          Financial Statements and Exhibits

    (d)   The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1	Investment Agreement dated as of April 27, 2012, among Barnes & Noble, Inc., Morrison Investment Holdings, Inc. and (solely for the purposes of Section 3.06) Microsoft Corporation.*
10.2	Commercial Agreement dated as of April 27, 2012, between Barnes & Noble, Inc. and Microsoft Corporation.*
10.3	Confidential Settlement and Patent License Agreement dated as of April 27, 2012, among Barnes & Noble, Inc., barnesandnoble.com llc, Microsoft Corporation and Microsoft Licensing GP.*
10.4	First Amendment to Amended and Restated Credit Agreement and Security Agreement dated as of April 27, 2012.
99.1	Press Release of Barnes & Noble, Inc., dated April 30, 2012.

* Pursuant to a request for confidential treatment, portions of these Exhibits have been redacted from the publicly filed documents and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: April 30, 2012	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Investment Agreement dated as of April 27, 2012, among Barnes & Noble, Inc., Morrison Investment Holdings, Inc. and (solely for purposes of Section 3.06) Microsoft Corporation.*
10.2	Commercial Agreement dated as of April 27, 2012, between Barnes & Noble, Inc. and Microsoft Corporation.*
10.3	Confidential Settlement and Patent License Agreement dated as of April 27, 2012, among Barnes & Noble, Inc., barnesandnoble.com llc, Microsoft Corporation and Microsoft Licensing GP.*
10.4	First Amendment to Amended and Restated Credit Agreement and Security Agreement dated as of April 27, 2012.
99.1	Press Release of Barnes & Noble, Inc., dated April 30, 2012.

* Pursuant to a request for confidential treatment, portions of these Exhibits have been redacted from the publicly filed documents and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.